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                                                                  Exhibit (n)(1)
                                 THE GALAXY FUND
                                   ("Galaxy")

                              AMENDED AND RESTATED
                  PLAN PURSUANT TO RULE 18f-3 FOR OPERATION OF
                              A MULTI-CLASS SYSTEM
                              --------------------

                                 I. INTRODUCTION
                                 ---------------

          On February 23, 1995, the Securities and Exchange Commission (the "Commission") promulgated Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), which permits the creation and operation of a multi-class distribution structure without the need to obtain an exemptive order under Section 18 of the 1940 Act. Rule 18f-3, which became effective on April 3, 1995, requires an investment company to file with the Commission a written plan specifying all of the differences among the classes, including the various services offered to shareholders, the different distribution arrangements for each class, the methods for allocating expenses relating to those differences and any conversion features or exchange privileges. On May 25, 1995, the Board of Trustees of Galaxy authorized Galaxy to operate its multi-class distribution structure in compliance with Rule 18f-3. On October 10, 1995, Galaxy filed a Plan pursuant to Rule 18f-3 for operation of a multi-class system (the "Prior Plan"), which had been approved by the Board of Trustees of Galaxy on September 7, 1995, with the Commission. Prior to the filing of the Prior Plan, Galaxy operated a multi-class distribution structure pursuant to an exemptive order granted by the Commission on February 19, 1992. The Amended and Restated Plan pursuant to Rule 18f-3 for operation of a multi-class system presented herewith, which was approved by the Board of Trustees of Galaxy on December 4, 2003, supersedes the Prior Plan and any subsequent Plans pursuant to Rule 18f-3 approved by the Board of Trustees of Galaxy prior to December 4, 2003.

                            II. ATTRIBUTES OF CLASSES
                            -------------------------

A.   Generally
     ---------

          Galaxy shall offer (a) two classes of shares -- Retail A Shares and Trust Shares -- in the Money Market Fund, Government Money Market Fund, Tax-Exempt Money Market Fund, U.S. Treasury Money Market Fund, Connecticut Municipal Money Market Fund, Massachusetts Municipal Money Market Fund, New York Municipal Money Market Fund, New Jersey Municipal Money Market Fund and Florida Municipal Money Market Fund, (b) three classes of shares -- Institutional Shares, Select Shares and Preferred Shares -- in the Institutional Money Market Fund, Institutional Treasury Money Market Fund, Institutional Government Money Market Fund and Institutional Prime Money Market Fund, (c) five classes of shares -- Reserve Shares, Premier Shares, Institutional Shares, Select Shares and Preferred Shares -- in the Prime Reserves and Tax-Exempt Reserves, and (d) two classes of shares -- Reserves Shares and

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Premier Shares -- in the Government Reserves (each a "Money Market Fund" and collectively, the "Money Market Funds").

          In general, shares of each class shall be identical except for different expense variables (which will result in different returns for each class), certain related rights and certain shareholder services. More particularly, the Retail A Shares, the Trust Shares, the Institutional Shares, the Select Shares, the Preferred Shares, the Reserve Shares and/or the Premier Shares of each Fund shall represent interests in the same portfolio of investments of the particular Fund, and shall be identical in all respects, except for: (a) the impact of (i) expenses assessed to a class pursuant to the Shareholder Services Plan or Distribution and Services Plan adopted for that class, (ii) transfer agency expenses, and (iii) any other incremental expenses identified from time to time that should be properly allocated to one class so long as any changes in expense allocations are reviewed and approved by a vote of the Board of Trustees, including a majority of the independent Trustees; (b) the fact that (i) the Retail A Shares shall vote separately on any matter submitted to holders of Retail A Shares that pertains to the Shareholder Services Plan adopted for that class; (ii) the Trust Shares shall vote separately on any matter submitted to holders of Trust Shares that pertains to the Shareholder Services Plan adopted for that class; (iii) the Select Shares shall vote separately on any matter submitted to holders of Select Shares that pertains to the Shareholder Services Plan adopted for that class; (iv) the Preferred Shares shall vote separately on any matter submitted to holders of Preferred Shares that pertains to the Shareholder Services Plan adopted for that class; (v) the Reserve Shares shall vote separately on any matter submitted to holders of Reserve Shares that pertains to the Distribution and Services Plan adopted for that class; (vi) the Premier Shares shall vote separately on any matter submitted to holders of Premier Shares that pertains to the Distribution and Services Plan adopted for that class; and (vii) each class shall vote separately on any matter submitted to shareholders that pertains to the class expenses borne by that class; (c) the exchange privileges of each class of shares; (d) the designation of each class of shares; and (e) the different shareholder services relating to a class of shares.

B.   Distribution Arrangements, Expenses and Sales Charges
     -----------------------------------------------------

               Retail A Shares

               Retail A Shares of the Money Market Funds shall be offered to (a) individuals, corporations or other entities, who submit a purchase application to Galaxy, purchasing directly for their own accounts or for the accounts of others ("Direct Investors") and (b) FIS Securities, Inc., Fleet Securities, Inc., FleetBoston Financial Corporation, its affiliates, their correspondent banks and other qualified banks, savings and loan associations and broker/dealers ("Institutions") on behalf of their customers ("Customers").

               Retail A Shares of the Money Market Funds shall not be subject to a sales charge.

               Retail A Shares of the Money Market Funds shall be subject to a shareholder servicing fee payable pursuant to the Shareholder Services Plan adopted for that class of up to .50% (comprised of up to .25% for shareholder liaison services and up to 0.25% for

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administrative support services) (on an annualized basis) of the average daily net asset value of the Retail A Shares beneficially owned by Customers of Institutions.

               Services provided by Institutions for such fee may include: (a) aggregating and processing purchase and redemption requests and placing net purchase and redemption orders with Galaxy's distributor; (b) processing dividend payments from a Money Market Fund; (c) providing Customers with information as to their position in Retail A Shares; (d) providing sub-accounting with respect to Retail A Shares or the information necessary for sub-accounting; and (e) providing periodic mailings to Customers.

               Galaxy shall initially limit the shareholder servicing fee payable by Retail A Shares of the Money Market Funds pursuant to the Shareholder Services Plan adopted for that class to an amount which shall not initially exceed .10% (on an annualized basis) of the average daily net asset value of Retail A Shares beneficially owned by Customers of Institutions.

               Trust Shares

               Trust Shares of the Money Market Funds shall be offered to investors maintaining qualified accounts at bank and trust institutions, including subsidiaries of FleetBoston Corporation, and with respect to each Money Market Fund other than the Tax-Exempt Money Market Fund, Connecticut Municipal Money Market Fund, Massachusetts Municipal Money Market Fund, New York Municipal Money Market Fund, New Jersey Municipal Money Market Fund and Florida Municipal Money Market Fund, to participants in employer-sponsored defined contribution plans.

               Trust Shares of the Money Market Funds shall not be subject to a sales charge and shall not initially be subject to the shareholder servicing fee payable pursuant to the Shareholder Services Plan adopted but not yet implemented with respect to that class.

               Institutional Shares

               Institutional Shares of the Money Market Funds shall be offered to institutional investors purchasing Institutional Shares of the Money Market Funds on their own behalf and to financial institutions, such as banks, savings and loan associations and broker-dealers, including financial institutions affiliated with FleetBoston Financial Corporation, that are purchasing Institutional Shares of the Money Market Funds on behalf of their Customers.

               Institutional Shares of the Money Market Funds shall not be subject to a sales charge and shall not initially be subject to any distribution or shareholder servicing fees.

               Select Shares

               Select Shares of the Money Market Funds shall be offered to qualified financial institutions that are purchasing Select Shares of the Money Market Funds on behalf of their Customers. A qualified financial institution is an institution such as a bank, savings and loan association or broker-dealer, including a financial institution affiliated with FleetBoston

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Financial Corporation, that has entered into a sales agreement and a servicing agreement with respect to Select Shares of the Money Market Funds.

               Select Shares of the Money Market Funds shall not be subject to a sales charge.

               Select Shares of the Money Market Funds shall be subject to a shareholder servicing fee payable pursuant to the Shareholder Services Plan adopted for that class of up to .50% (comprised of up to .25% for shareholder liaison services and up to .25% for administrative support services) (on an annualized basis) of the average daily net asset value of the Select Shares beneficially owned by Customers of qualified financial institutions ("Service Organizations").

               Services provided by Service Organizations for such fee may include: (a) aggregating and processing purchase and redemption requests and placing net purchase and redemption orders with Galaxy's distributor; (b) processing dividend payments from a Money Market Fund; (c) providing Customers with information as to their position in Select Shares; (d) providing sub-accounting with respect to Select Shares or the information necessary for sub-accounting; and (e) providing periodic mailings to Customers.

               Galaxy shall initially limit the shareholder servicing fee payable by Select Shares of the Money Market Funds pursuant to the Shareholder Services Plan adopted for that class to an amount which shall not initially exceed .15% (on an annualized basis) of the average daily net asset value of Select Shares beneficially owned by Customers of Service Organizations.

               Preferred Shares

               Preferred Shares of the Money Market Funds shall be offered to qualified financial institutions that are purchasing Preferred Shares of the Money Market Funds on behalf of their Customers. A qualified financial institution is an institution such as a bank, savings and loan association or broker-dealer, including a financial institution affiliated with FleetBoston Financial Corporation, that has entered into a sales agreement and a servicing agreement with respect to Preferred Shares of the Money Market Funds. Preferred Shares of the Institutional Treasury Money Market Fund shall also be offered to shareholders of the Pillar U.S. Treasury Securities Plus Fund who purchased their shares of such Fund directly from The Pillar Funds and who received Select Shares of the Institutional Treasury Money Market Fund in connection with the reorganization of The Pillar Funds into Galaxy.

               Preferred Shares of the Money Market Funds shall not be subject to a sales charge.

               Preferred Shares of the Money Market Funds shall be subject to a shareholder servicing fee payable pursuant to the Shareholder Services Plan adopted for that class of up to .50% (comprised of up to .25% for shareholder liaison services and up to .25% for administrative support services) (on an annualized basis) of the average daily net asset value of the Preferred Shares beneficially owned by Customers of Service Organizations.

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               Services provided by Service Organizations for such fee may include: (a) aggregating and processing purchase and redemption requests and placing net purchase and redemption orders with Galaxy's distributor; (b) processing dividend payments from a Money Market Fund; (c) providing Customers with information as to their position in Preferred Shares; (d) providing sub-accounting with respect to Preferred Shares or the information necessary for sub-accounting; and (e) providing periodic mailings to Customers.

               Galaxy shall initially limit the shareholder servicing fee payable by Preferred Shares of the Money Market Funds pursuant to the Shareholder Services Plan adopted for that class to an amount which shall not initially exceed .25% (on an annualized basis) of the average daily net asset value of Preferred Shares beneficially owned by Customers of Service Organizations.

               Reserve Shares

               Reserve Shares of the Money Market Funds shall be offered through selected broker-dealers to individual or institutional Customers.

               Reserve Shares of the Money Market Funds shall not be subject to a sales charge.

               Reserve Shares of the Money Market Funds will be subject to a fee payable pursuant to the Distribution and Services Plan adopted for that class
(a) for distribution expenses, which shall not initially exceed .75% (on an annualized basis) of the average daily net asset value of the Money Market Funds' outstanding Reserve Shares, and (b) for administrative support services, which shall not initially exceed .25% (on an annualized basis) of the average daily net assets attributable to Reserve Shares of the Money Market Funds that are owned of record or beneficially by Customers of Service Organizations that provide administrative support services with respect to such Customers' Reserve Shares.

               Administrative support services provided under the Distribution and Services Plan may include, but are not limited to, (a) processing dividend and distribution payments; (b) providing beneficial owners with statements showing their positions in Reserve Shares; (c) arranging for bank wires; (d) responding to routine inquiries from beneficial owners concerning their investments in Reserve Shares; (e) providing subaccounting services for Reserve Shares; (f) forwarding shareholder communications, such as proxies, shareholder reports, dividends and tax notices, and updating prospectuses to beneficial owners; and (g) aggregating and processing purchase and redemption orders and placing net purchase and redemption orders for beneficial owners.

               Galaxy shall initially limit the distribution and shareholder servicing fees payable by Reserve Shares of the Money Market Funds pursuant to the Distribution and Services Plan adopted for that class to an aggregate amount which shall not initially exceed .80% (on an annualized basis) of the average daily net asset value of Reserve Shares of the Money Market Funds.

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               Premier Shares

               Premier Shares of the Money Market Funds shall be offered through selected broker-dealers to individual or institutional Customers.

               Premier Shares of the Money Market Funds shall not be subject to a sales charge.

               Premier Shares of the Money Market Funds will be subject to a fee payable pursuant to the Distribution and Services Plan adopted for that class
(a) for distribution expenses, which shall not initially exceed .75% (on an annualized basis) of the average daily net asset value of the Money Market Funds' outstanding Premier Shares, and (b) for administrative support services, which shall not initially exceed .25% (on an annualized basis) of the average daily net assets attributable to Premier Shares of the Money Market Funds that are owned of record or beneficially by Customers of Service Organizations that provide administrative support services with respect to such Customers' Premier Shares.

               Administrative support services provided under the Distribution and Services Plan may include, but are not limited to, (a) processing dividend and distribution payments; (b) providing beneficial owners with statements showing their positions in Premier Shares; (c) arranging for bank wires; (d) responding to routine inquiries from beneficial owners concerning their investments in Premier Shares; (e) providing subaccounting services for Premier Shares; (f) forwarding shareholder communications, such as proxies, shareholder reports, dividends and tax notices, and updating prospectuses to beneficial owners; and (g) aggregating and processing purchase and redemption orders and placing net purchase and redemption orders for beneficial owners.

               Galaxy shall initially limit the distribution and shareholder servicing fees payable by Premier Shares of the Money Market Funds pursuant to the Distribution and Services Plan adopted for that class to an aggregate amount which shall not initially exceed .70% (on an annualized basis) of the average daily net asset value of Premier Shares of the Money Market Funds.

C.   Exchange Privileges
     -------------------

          Retail A Shares

          Holders of Retail A Shares generally shall be permitted to exchange their Retail A Shares in a Fund for Retail A Shares of other Funds of Galaxy. Galaxy shall not initially charge any exchange fee.

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          Trust Shares

          Galaxy shall not initially offer an exchange privilege to holders of Trust Shares.

          Institutional Shares

          Holders of Institutional Shares who are customers financial institutions generally shall be permitted to exchange their Institutional Shares in a Fund for Retail A Shares of other Funds of Galaxy. Galaxy shall not initially charge any exchange fees.

          Select Shares

          Galaxy shall not initially offer an exchange privilege to holders of Select Shares.

          Preferred Shares

          Galaxy shall not initially offer an exchange privilege to holders of Preferred Shares.

          Reserve Shares

          Galaxy shall not initially offer an exchange privilege to holders of Reserve Shares.

          Premier Shares

          Galaxy shall not initially offer an exchange privilege to holder of Premier Shares.

D.   Conversion Features
     -------------------

          Retail A Shares, Trust Shares, Institutional Shares, Select Shares, Preferred Shares, Reserve Shares and Premier Shares

          Galaxy shall not initially offer a conversion feature to holders of Retail A Shares, Trust Shares, Institutional Shares, Select Shares, Preferred Shares, Reserve Shares or Premier Shares.

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E.   Shareholder Services
     --------------------

          1.   Retirement Plans
               ----------------

               Retail A Shares, Trust Shares, Institutional Shares, Select Shares, Preferred Shares, Reserve Shares and Premier Shares

               Galaxy shall not initially make Retail A Shares, Trust Shares, Institutional Shares, Select Shares, Preferred Shares, Reserve Shares or Premier Shares of the Funds available for purchase in connection with any retirement plans.

          2.   Checkwriting Privilege
               ----------------------

               Retail A Shares

               Galaxy shall initially offer a checkwriting privilege to holders of Retail A Shares. A charge for use of the checkwriting privilege may be imposed by Galaxy.

               Trust Shares, Institutional Shares, Select Shares, Preferred Shares, Reserve Shares and Premier Shares

               Galaxy shall not initially offer a checkwriting privilege to holders of Trust Shares, Institutional Shares, Select Shares, Preferred Shares, Reserve Shares or Premier Shares.

          3.   Automatic Investment Program
               ----------------------------

               Retail A Shares

               Galaxy shall initially offer an automatic investment program whereby a Direct Investor generally may purchase Retail A Shares of a Fund on a monthly or quarterly basis by having a specific amount of money debited from his/her account at a financial institution.

               Galaxy shall not initially offer an automatic investment program to Customers of Institutions with respect to Retail A Shares.

               Trust Shares, Institutional Shares, Select Shares, Preferred Shares, Reserve Shares and Premier Shares

               Galaxy shall not initially offer an automatic investment program to holders of Trust Shares, Institutional Shares, Select Shares, Preferred Shares, Reserve Shares or Premier Shares.

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          4.   Systematic Withdrawal Plan
               --------------------------

               Retail A Shares

               Galaxy shall initially offer a systematic withdrawal plan which, in general, shall permit a Direct Investor to automatically redeem Retail A Shares on a monthly, quarterly, semi-annual or annual basis.

               Galaxy shall not initially offer a systematic withdrawal plan to Customers of Institutions with respect to Retail A Shares.

               Trust Shares, Institutional Shares, Select Shares, Preferred Shares, Reserve Shares and Premier Shares

               Galaxy shall not initially offer a systematic withdrawal plan to holders of Trust Shares, Institutional Shares, Select Shares, Preferred Shares, Reserve Shares or Premier Shares.

          5.   Coverdell Education Savings Account
               -----------------------------------

               Retail A Shares

               Galaxy shall initially offer a Coverdell Education Savings Account whereby a Direct Investor may purchase Retail A Shares of a Fund as a means to finance a college savings plan.

               Galaxy shall not initially offer a Coverdell Education Savings Account to Customers of Institutions with respect to Retail A Shares.

               Trust Shares, Institutional Shares, Select Shares, Preferred Shares, Reserve Shares and Premier Shares

               Galaxy shall not initially offer a Coverdell Education Savings Account to holders of Trust Shares, Institutional Shares, Select Shares, Preferred Shares, Reserve Shares or Premier Shares.

          6.   Direct Deposit Program
               ----------------------

               Retail A Shares

               Galaxy shall initially offer a direct deposit program whereby a Direct Investor generally may purchase Retail A Shares of a Fund by having social security payments automatically deposited into his or her Fund account.

               Galaxy shall not initially offer a direct deposit program to Customers of Institutions with respect to Retail A Shares.

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               Trust Shares, Institutional Shares, Select Shares, Preferred
               Shares, Reserve Shares and Premier Shares

               Galaxy shall not initially offer a direct deposit program to holders of Trust Shares, Institutional Shares, Select Shares, Preferred Shares, Reserve Shares or Premier Shares.

          7.   Information Services
               --------------------

               Retail A Shares

               Galaxy shall initially offer Direct Investors a Galaxy shareholder services telephone number which, in general, will provide a Direct Investor with account information and recent exchange transaction information. Galaxy shall not initially offer a shareholder services telephone number to Customers of Institutions with respect to Retail A Shares.

               Trust Shares, Institutional Shares, Select Shares, Preferred Shares, Reserve Shares and Premier Shares

               Galaxy shall initially offer holders of Trust Shares, Institutional Shares, Select Shares, Preferred Shares, Reserve Shares and Premier Shares a telephone number to call to request information about the Money Market Funds and make other shareholder inquiries.

               Galaxy shall initially offer holders of Preferred Shares of the Institutional Treasury Money Market Fund who were former shareholders of the Pillar U.S. Treasury Securities Plus Fund and purchased their shares of such Fund directly from The Pillar Funds, the information services described for Retail A Shares.

          8.   Payroll Deduction Program
               -------------------------

               Retail A Shares

               Galaxy shall initially offer a payroll deduction program whereby a Direct Investor may purchase Retail A Shares of a Fund each pay period by having a specific amount of money debited from his/her paycheck.

               Galaxy shall not initially offer a payroll deduction program to Customers of Institutions with respect to Retail A Shares.

               Trust Shares, Institutional Shares, Select Shares, Preferred Shares, Reserve Shares and Premier Shares

               Galaxy shall not initially offer a payroll deduction program to holders of Trust Shares, Institutional Shares, Select Shares, Preferred Shares, Reserve Shares or Premier Shares.

                                      -10-

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F.   Methodology for Allocating Expenses Among Classes
     -------------------------------------------------

          Class-specific expenses of a Fund shall be allocated to the specific class of shares of that Fund. Non-class-specific expenses of a Fund shall be allocated in accordance with Rule 18f-3(c) under the 1940 Act.


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